CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
CHINACAST EDUCATION CORPORATION

We hereby consent to the incorporation on Form 8-k of Chinacast Education Corporation of our reports dated November 5, 2010, relating to the consolidated financial statements of Wintown Enterprises Limited and Hubei Industrial University Business College as of and for the year ended December 31, 2009.

/s/ Baker Tilly Hong Kong Limited
BAKER TILLY HONG KONG LIMITED
Certified Public Accountants

Hong Kong

Date: November 8, 2010